                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
                (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of filing fee (check the appropriate box):

[ ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

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                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
                            43-40 NORTHERN BOULEVARD
                        LONG ISLAND CITY, NEW YORK 11101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 17, 2004

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders (the
"Meeting") of THE MAJOR AUTOMOTIVE COMPANIES, INC., a Nevada corporation
("Major," the "Company," "we," "our" or "us"), will be held at the Long Island
Marriott, 101 James Doolittle Boulevard, Uniondale, NY 11553, on December 17,
2004, at 2:00 p.m., local time, for the following purposes:

        1.   ELECTION OF DIRECTORS: To elect two Class I Directors for a term ending in 2007;

        2.   RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS: To ratify the appointment of BDO Seidman, LLP as our independent auditors for the year 2004; and

        3.   OTHER BUSINESS: To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy
Statement accompanying this Notice. We are presently aware of no other business to come before the Meeting.

     The Board of Directors has fixed the close of business on October 29, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record on our stock transfer books at the close of business on that date are entitled to notice and to vote at the Meeting.

                                       By Order of the Board of Directors

                                       /s/ Eric Keltz
                                       --------------
                                       Eric Keltz
                                       Secretary

Long Island City, New York
Dated: November 1, 2004

           WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING YOU
            ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED
             PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

                                       2

                      THE MAJOR AUTOMOTIVE COMPANIES, INC.
                            43-40 NORTHERN BOULEVARD
                        LONG ISLAND CITY, NEW YORK 11101

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 17, 2004

INTRODUCTION

     This Proxy Statement is being furnished to shareholders by the Board of
Directors of The Major Automotive Companies, Inc., a Nevada corporation, in connection with the solicitation of proxies for use at our 2004 Annual Meeting of Shareholders (the "Meeting") to be held at the Long Island Marriott, 101
James Doolittle Boulevard, Uniondale, NY 11553, on December 17, 2004, at 2:00
p.m., local time, or at any adjournments thereof.

     The approximate date on which this Proxy Statement and the accompanying
Proxy will first be sent or given to shareholders is on or about November 3,
2004.

RECORD DATE AND VOTING SECURITIES

     Only shareholders of record at the close of business on October 29, 2004, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the record date there were outstanding 9,492,856 shares of our
Common Stock, $.01 par value (the "Common Stock"). Each outstanding share of
Common Stock is entitled to one vote. There was no other class of voting securities outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

VOTING OF PROXIES

     Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of
Common Stock represented thereby will be voted: (i) to elect two Class I
Directors for a term ending in 2007; (ii) for the ratification of the appointment of BDO Seidman, LLP as our independent auditors for the year ending
December 31, 2004; and (iii) at the discretion of the person or persons voting the Proxy, with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

ATTENDANCE AND VOTING AT THE MEETING

     If you own Common Stock of record, you may attend the Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own Common Stock in street name, you may attend the Meeting but in order to vote your shares at the Meeting you must obtain a "legal proxy" from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Meeting, even if you plan on attending the
Meeting. If you have already voted prior to the Meeting, you may nevertheless change or revoke your vote at the Meeting in the manner described below.

                                       3

REVOCATION

     If you own Common Stock of record you may revoke a previously granted proxy at any time before it is voted by (i) delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date or (ii)
attending the Meeting and voting in person. Any stockholder owning Common Stock in street name may change or revoke previously given voting instructions by (i)
contacting the bank or brokerage firm holding the shares or (ii) obtaining a legal proxy from such bank or brokerage firm and voting in person at the
Meeting.

SOLICITATION

     We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.
In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of
Proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit Proxies other than by mail.

STOCKHOLDER PROPOSALS

     Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities
Exchange Act of 1934, as amended, and intended to be presented at the 2005
Annual Meeting of Stockholders must be received by our Secretary at our corporate headquarters no later than June 25, 2005 in order to be considered for inclusion in our proxy materials for that Meeting.

DISSENTERS' RIGHT OF APPRAISAL

     Under Nevada law, stockholders are not entitled to dissenters' rights on any proposal referred to herein.

                                       4

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board of Directors") currently has five members. Our Bylaws (the "Bylaws") divide the Board of Directors into three classes having staggered terms of three years each, with Classes I, II and
III having terms expiring at the Annual Meeting of Stockholders in 2004, 2005 and 2006, respectively. At each such Annual Meeting, the successors to the class of directors whose terms expire at that meeting are elected for a term of office to expire at the third succeeding such Annual Meeting after their election and until their successors have been duly elected and qualified. At the Meeting, votes will be cast to elect two Class I Directors for a term ending in 2007.

     It is intended that the name of the nominees listed below will be placed in nomination. The nominees have consented to being named in this Proxy Statement and to serve if elected. If either or both of the nominees become unavailable for any reason, the shares represented by the proxies will be voted for such other person or persons, if any, as may be designated by the Board of Directors.
However, management has no reason to believe that the nominees will be unavailable.

     Information regarding the nominees is more fully provided below and under
"Security Ownership," "Executive Compensation" and "Certain Relationships and
Related Transactions."

DIRECTOR NOMINEES

Class I - Term Expires in 2007

NAME                                  AGE         POSITION        DIRECTOR SINCE
----                                  ----        --------        --------------
Bruce Bendell                         50          Director        November 1995
Alan A. Pearson                       59          Director        July 2004

DIRECTORS CONTINUING IN OFFICE

Class II - Term Expires in 2005

NAME                                  AGE         POSITION        DIRECTOR SINCE
----                                  ----        --------        --------------
Steven Hornstock                      55          Director        December 2002

CLASS III - TERM EXPIRES IN 2006

NAME                                  AGE         POSITION        DIRECTOR SINCE
----                                  ----        --------        --------------
Jeffrey Weiner                        47          Director        May 1998
David Edelstein                       51          Director        May 1998

DIRECTORS WHOSE TERMS EXPIRE IN 2004

     The terms of our Class I Directors expire at the Meeting. Our former Class
I Director, Steven Nawi, resigned as a director of the Company in July 2004. Mr.
Bendell has been re-nominated as a Class I Director for a term expiring in 2007.
Mr. Pearson was appointed as a Class I Director to fill the vacancy created by the resignation of Mr. Nawi and is being nominated for a term expiring in 2007.

                                       5

INFORMATION CONCERNING DIRECTORS

NAME                         AGE        POSITION              A DIRECTOR SINCE
----                         ---        --------             -----------------
Bruce Bendell                50         Director Nominee              1995
David Edelstein (1)(2)       51         Director                      1998
Steven Hornstock (1)(2)      55         Director                      2002
Alan A. Pearson (1)(2)       59         Director Nominee              2004
Jeffrey Weiner               47         Director                      1998

(1)     Member of the Audit Committee.
(2)     Member of the Compensation Committee.

     Bruce Bendell. Mr. Bendell has served as the Chairman of our Board of
Directors since our formation in November 1995, our President and Chief
Operating Officer since September 2001, and as our Acting Chief Financial
Officer since October 2003. Mr. Bendell served as our Chief Executive Officer from May 1998 until February 2000, as our President from May 14, 1998 to
December 1998, and as our Chief Executive Officer since July 2000. Mr. Bendell has also served as the President and a director of Major Auto and its affiliates since December 1985.

     David Edelstein. Mr. Edelstein has served as our director since May 1998.
Mr. Edelstein has been in the real estate development business since 1979.
Currently Mr. Edelstein is the Managing Member of Sutton East Associates LLC, a
real estate development limited liability company and is involved in several sizable real estate projects in New York and Florida.

     Steven Hornstock. Mr. Hornstock has served as our director since December
2002. Mr. Hornstock is a senior partner at Altman\Burack Partners, LLC, an affiliate of Murray Hill Properties, TCN, since April 2000. From October 1994 to
April 2000, Mr. Hornstock served as director of investment sales at Helmsley
Spear Inc. Mr. Hornstock was also founding partner in Sutton East Associates
LLC, where he worked from 1982 to 1993. Mr. Hornstock has been active in the real estate business for the past 25 years as a developer, owner and investment sales broker. Mr. Hornstock is a licensed real estate broker in the state of New
York, a member of the Real Estate Board of New York (REBNY), a member of the
REBNY Sales Brokers Committee and a founding board member of the New York Owners
Council.

     Alan A. Pearson. Mr. Pearson has served as our director since July 2004.
Mr. Pearson has been the Chief Financial Officer of Conesko Doka, Ltd. since
August 1977, and served as a member of its board of directors from 1985 to 2000.

     Jeffrey Weiner. Mr. Weiner has served as our director since May 1998. Mr.
Weiner is a certified public accountant and has been with the accounting firm of
Marcum & Kliegman LLP, where he is currently Managing Partner, since 1981.

REQUIRED VOTE

     Approval of the election of the nominees requires the affirmative vote of a majority of shares of Common Stock eligible to vote at the Meeting in person or by proxy. Abstentions are considered present for this proposal, so they will have the same effect as votes against the election of the nominees. Broker non-votes are not considered present for this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
NOMINEES.

                                       6

                                   PROPOSAL II

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed BDO Seidman, LLP as our independent auditors. Although the selection of auditors does not require ratification, the
Board of Directors has directed that the appointment of BDO Seidman, LLP be submitted to shareholders for ratification due to the significance of their appointment to the Company. If shareholders do not ratify the appointment of BDO
Seidman, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman, LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of Common
Stock present in person or by proxy at the Meeting and entitled to vote is required for ratification of the appointment of BDO Seidman, LLP as our independent auditors. Broker non-votes and proxy cards marked "abstain" with respect to this proposal will be counted towards a quorum. Abstentions will be counted as a vote against this proposal and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF BDO SEIDMAN, LLP AS OUR INDEPENDENT AUDITORS.

                                       7

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

PRINCIPAL SHAREHOLDERS

     The following tables sets forth information with respect to the beneficial ownership of our Common Stock as of October 29, 2004 respectively, by (i) each of our directors and our director nominee, (ii) each of our executive officers,
(iii) all of our directors and executive officers as a group and (iv) each person known to us to own more than 5% of any class of our securities:

      --------------------------------------------------------  ---------------------- -------------------

      NAME AND ADDRESS OF BENEFICIAL OWNER                       NUMBER OF SHARES          PERCENT OF
                                                                                           CLASS (1)
      -------------------------------------------------------------------------------- -------------------
      Executive Officers and Directors:
      -------------------------------------------------------------------------------- -------------------
      Bruce Bendell...........................................    4,121,727 (2)              42.96%
      -------------------------------------------------------------------------------- -------------------
      David Edelstein..........................................      55,580 (3)(4)             *
      -------------------------------------------------------------------------------- -------------------
      Steven Hornstock .......................................       18,090 (5)                *
      -------------------------------------------------------------------------------- -------------------
      Alan A. Pearson...........................................        0                      *
      -------------------------------------------------------------------------------- -------------------
      Jeffrey Weiner..........................................      119,090 (6)               1.24%
      -------------------------------------------------------------------------------- -------------------
      All directors and executive officers as a group.....        4,314,487 (7)(8)           44.27%
      -------------------------------------------------------------------------------- -------------------
      -------------------------------------------------------------------------------- -------------------
      Other 5% Stockholders:
      -------------------------------------------------------------------------------- -------------------
      Doron Cohen.............................................      511,892 (9)               5.39%
      47 Parker Boulevard
      Monsey, New York 10952
      -------------------------------------------------------------------------------- -------------------

        *    Represents less than 1% of the outstanding shares of common stock.

        (1)  Based on 9,492,856 shares of common stock outstanding on October
             29, 2004.

        (2)  Includes: (i) 5 shares of common stock owned by Mr. Bendell's wife and the following shares of common stock which Mr. Bendell has the right to acquire within 60 days: 22,500 shares of common stock which Mr. Bendell has the right to acquire upon the exercise of warrants; and (ii) options for 80,000 shares of common stock which are immediately exercisable.

        (3)  Includes options for 39,200 shares of common stock, which are immediately exercisable.

        (4)  Includes 1,980 shares of common stock owned by Mr. Edelstein's children.

        (5)  Includes 90 shares of common stock owned by Mr. Hornstock's wife and options for 9,000 shares of common stock, which are immediately exercisable.

        (6)  Includes options for 89,200 shares of common stock, which are immediately exercisable and 900 shares of common stock owned by Mr.
             Weiner's wife.

        (7)  Includes: (i) 2,975 shares of common stock owned by immediate family members of directors and executive officers as a group; (ii)
             36,000 shares of common stock that the directors and executive officers as a group have the right to acquire within 60 days; and
             (iii) options for 230,900 shares of common stock which are immediately exercisable.

        (8)  The address for each executive officer and director is c/o The
             Major Automotive Companies, Inc., 43-40 Northern Boulevard, Long
             Island City, NY 11101.

        (9)  Based solely on a Schedule 13G/A filed on February 1, 2001.
             Pursuant to a Separation and Release Agreement dated August 8,
             2000, the shares will be voted in accordance with the
             recommendation of the majority of the non-employee directors of the
             Company.

                                       8

EXECUTIVE OFFICERS

     The following table sets forth the names and ages of all executive officers, the positions and offices with us held by each executive officer and the period served:

NAME                AGE   POSITION                                             PERIOD SERVED
----                ---   --------                                            --------------

Bruce Bendell       50    Chairman of the Board, Chief Executive Officer,     1995 - present
                          President, Chief Operating Officer and Acting
                          Chief Financial Officer

     Information concerning Mr. Bendell is provided under "Proposal I - Election of Directors."

     The following person, although not an executive officer or director, is regarded by management as a key employee:

     Harold Bendell. Mr. Bendell, age 55, has served as a senior executive of
Major Dealer Group, a consolidator of automobile dealerships through which we sell new and used vehicles, since December 1985. He, together with his brother,
Bruce Bendell, is responsible for the day-to-day operations of the Major Auto.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during the fiscal year ended
December 31, 2003. The Board of Directors has an Audit Committee and a
Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board of
Directors on which such director served during the fiscal year. Each director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board of Directors meetings and meetings of committees on which such director is a member. Each of our directors then serving attended last year's annual meeting of stockholders, and members of the
Board of Directors are encouraged to attend the annual meeting each year. A majority of our Board of Directors, comprised of Messrs. Edelstein, Hornstock and Pearson, is independent within the meaning of the director independence standards of The Nasdaq Stock Market, Inc. ("Nasdaq").

     Individuals may communicate directly with members of the Board of Directors or members of the Board of Directors' standing committees by writing to the following address:

     The Major Automotive Companies, Inc.
     43-40 Northern Boulevard
     Long Island City, NY 11101
     Attention: Secretary

     The Secretary will summarize all correspondence received and periodically forward summaries to the Board of Directors. Members of the Board of Directors
may, at any time, request copies of any such correspondence. Communications may be addressed to the attention of the Board of Directors, a standing committee of the Board of Directors, or any individual member of the Board of Directors or a committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded.

Compensation Committee

     The Compensation Committee is currently comprised of Messrs. Edelstein,
Hornstock and Pearson, each of whom is independent, as that term is used in Item
7(d)(3)(iv) of Schedule 14A under the

                                       9

Exchange Act. The Compensation Committee determines the compensation of our
Chief Executive and recommends to the Board of Directors the compensation of other principal executive officers. On March 26, 2004, the Compensation
Committee adopted a formal Compensation Committee Charter, attached as Exhibit A to this Proxy Statement, which contains a detailed description of such
Committee's duties and responsibilities. The Compensation Committee held two meetings during the 2003 fiscal year.

Audit Committee

     The Audit Committee reviews, acts on and reports to our Board of Directors with respect to various auditing and accounting matters, including selecting our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The members of the Audit Committee currently are Mr. Edelstein, Mr.
Hornstock and Mr. Pearson, each of whom is a non-employee director and is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the
Exchange Act. Our Board of Directors has determined that Mr. Pearson, the
Chairman of our Audit Committee, is an audit committee financial expert, as that term is defined under Regulation S-K, Item 401(h). The Audit Committee held five meetings during the 2003 fiscal year.

Nominating Committee

     We do not currently have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. In making its nominations, the Board of Directors identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Board of
Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background and experiences.

     The Board of Directors will evaluate director candidates recommended by stockholders in light of its criteria for the selection of new directors. Any stockholder recommendation of a director candidate should include the candidate's name, biographical data and a detailed description of the candidate's qualifications for Board of Directors membership, and should be sent to The Major Automotive Companies, Inc., 43-40 Northern Boulevard, Long Island
City, New York, NY 11201, Attention: Secretary. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the committee. In addition, any stockholder wishing to nominate a director for consideration at an annual meeting of stockholders must follow the procedures set forth in this Proxy Statement.

CODE OF ETHICS

         We have adopted a "Code of Ethics," as defined by regulations promulgated under the Securities Act and the Exchange Act and a "Code of
Conduct," as defined by qualitative listing requirements promulgated by the
Nasdaq, that apply to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We collectively refer to these codes as our Code of Conduct and Ethics, a current copy of which is attached as an exhibit to our Annual Report on Form 10-K. A copy of the Code of Conduct and Ethics is available on our website at
www.majorworld.com and print copies are available to any shareholder who requests a copy. Any amendment to the Code of Conduct and Ethics or any waiver of the Code of Conduct and Ethics will be disclosed on our website promptly following the date of such amendment or waiver.

                                       10

AUDIT COMMITTEE REPORT

     On June 13, 2000 the Board of Directors adopted a charter for the Audit
Committee. Subsequently, on March 26, 2004, the Board of Directors adopted an
Amended and Restated Audit Committee Charter, a copy of which is attached hereto as Exhibit B. Pursuant to the charter, Management is responsible for our controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent auditors, reviews the preparations for and the scope of the audit of our annual financial statements, reviews drafts of the statements and monitors the functioning of our accounting and internal control systems through discussions with representatives of management, the independent auditors and the accounting staff.

     On April 10, 2004, the Audit Committee met with members of the independent auditors, BDO Seidman, LLP's engagement team to review the results of the 2003 audit. During this meeting, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards
No. 61, Communication with Audit Committees, as amended, by the Auditing
Standards Board of the American Institute of Certified Public Accountants. BDO
Seidman, LLP delivered, and the Audit Committee reviewed and discussed with the independent auditors, the written disclosures and letter required by
Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgment, may reasonably be thought to affect the auditor's independence. In addition, the
Audit Committee discussed the audited financial statements for 2003 and the results of the audit with the Company's management. Based upon its meetings with
BDO Seidman, LLP and its review of the audited financial statements, the Audit
Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on the Form 10-K.

     The Audit Committee plans to meet with the independent auditors again in
2004 to review the scope of the 2004 audit.

     Submitted by the Audit Committee:

     David Edelstein
     Steven Hornstock
     Alan A. Pearson

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of our fiscal years ended December 31, 2003, 2002 and 2001 concerning compensation of (i) all individuals serving as our Chief Executive Officer during the fiscal year ended
December 31, 2003 and (ii) each other of our executive officers whose total annual salary and bonus equaled or exceeded $100,000 in the fiscal year ended
December 31, 2003 (collectively, the "Named Executive Officers"):

                                       11

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                              -------------
                                                                     ANNUAL COMPENSATION       SECURITIES
                                                                     -------------------       UNDERLYING
NAME AND PRINCIPAL POSITION                        YEAR       SALARY        BONUS     OTHER    OPTIONS (#)
--------------------------                         ----       ------        -----     -----    ------------

Bruce Bendell (1) .............................    2003      $500,000      $ 77,336     0           0
Chairman of the Board, President, Chief
Executive Officer and Acting Chief Financial       2002      $500,000      $461,379     0           0
Officer
                                                   2001      $369,837      $756,665     0           0

(1)      In May 2001, the Compensation Committee of our Board of Directors
         approved an adjustment to Mr. Bendell's compensation package that included an increase in his base salary to $500,000 per year for the period July 1, 2001 to June 30, 2004 and, effective April 1, 2001 a bonus equal to 10% of the net income attributable to our automotive operations after all expenses, including bonus amounts paid to other employees. The amounts shown for each of the years reflect those terms.
         In addition to his compensation for services, in March 2004, Mr.
         Bendell received $450,000 for a credit enhancement arrangement through which he provided personal guarantees in connection with our various floor plan credit lines. See "Certain Relationships and Related
         Transactions."

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     No stock options were granted to the Named Executive Officers during 2003.
We have never granted any stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION/SAR VALUES

     No options were exercised by the Named Executive Officer during the fiscal year ended December 31, 2003. There were no unexercised "in-the-money" options held by the Named Executive Officer as of December 31, 2003.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     On July 24, 2003, we entered into an employment agreement effective January
1, 2003 with Bruce Bendell, pursuant to which he serves as our President, Chief
Executive Officer and Acting Chief Financial Officer. The agreement extends automatically for an additional one-year period at the end of the initial term,
June 30, 2004, and on each anniversary thereafter, unless 90-day prior notice of termination is provided by either Mr. Bendell or us. The agreement provides for an annual base salary of $500,000 and a quarterly bonus equal to 10% of the net income of our automotive operations after all expenses, including any other bonuses paid or accrued. In the event that Mr. Bendell's employment is terminated prior to June 30, 2005, he will continue to receive his base salary and a guaranteed annual bonus of $250,000 per year until that date.

     In March 2004, we agreed in principal with Harold Bendell that, effective
January 1, 2004, he would serve as a manager of operations of Major Auto. The agreement extends automatically for an additional one-year period at the end of the initial term and on each anniversary thereafter, unless 90-day prior notice of termination is provided by either Mr. Bendell or us. The agreement provides for an annual base salary of $500,000. Additionally, in March 2004, we agreed in principal to a consulting agreement with HB Automotive, Inc. ("HB Automotive"), a company owned by Harold Bendell, that, effective January 1, 2004, HB
Automotive provide dealership management consulting services to us and for us to compensate HB Automotive. The agreement provides for a $200 fee for each used vehicle sold at our Chevrolet dealership and to a participation in the pre-tax profits of Major Auto. Had the per-vehicle fee provision been in effect on
January 1, 2003, HB Automotive would have earned an additional $2 million

                                       12

in 2003. We believe that definitive agreements memorializing such terms will be executed by both parties, shortly.

     On March 3, 1997, in connection with the acquisition of Major Auto from
Bruce Bendell and Harold Bendell (collectively, the "Bendells"), we entered into a management agreement with the Bendells, which gave them control over the day-to-day operations of Major Auto. In March 2004, we extended the term of the management agreement until December 31, 2005. The management agreement had been extended from its initial termination upon the mutual oral agreement of the parties.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors is responsible for establishing, monitoring, and implementing the policies of governing the compensation of the Company's executives. On March 26, 2004, the Compensation
Committee adopted a formal Compensation Committee Charter, attached as Exhibit A to this Proxy Statement, which contains a detailed description of such
Committee's duties and responsibilities. The Compensation Committee believes that the compensation programs for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation programs should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. The
Compensation Committee, which is comprised entirely of non-employee members of our Board of Directors, has furnished the following report on executive compensation.

     General Compensation Policy. The Compensation Committee's policy is to provide our executive officers with compensation opportunities that are based upon their personal performance, our financial performance and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of a base salary, bonus and long-term incentive awards. We review compensation levels of other companies in its industry to ensure that our executive compensation is appropriate in light of industry practices.

     Base Salary. The salaries for our executive officer for 2003 was generally determined by the Board of Directors by taking into account the individual's experience and performance and our specific needs. For 2004, the Compensation
Committee will review the base salaries of executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

     Bonus. We award bonuses as a reward for performance based principally on our overall financial results and or achievements of specified business objectives. We believe that bonuses properly motivate the officers to perform to the greatest extent of their abilities to generate the highest attainable profits for us. In 2003, a bonus of $77,336 was paid to Bruce Bendell.

     Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with our various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

     Compensation of Chief Executive Officer. Bruce Bendell was paid a base salary of $500,000 for the year ended December 31, 2003. See "Employment
Contracts, Termination of Employment and Change-In-Control Arrangements."

                                       13

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the
Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of our executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 2003 did not exceed the $1 million limit per officer and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to our executive officers in 2003, if any, will exceed that limit. Our stock option plans are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The
Compensation Committee currently intends to limit the dollar amount of all other compensation payable to our executive officers to no more than $1 million. The
Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

     Submitted By The Compensation Committee:

     David Edelstein
     Steven Hornstock
     Alan A. Pearson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of our Board of Directors consists of Messrs.
Edelstein, Hornstock and Pearson, all of whom have not been an officer or employee at any time since our inception. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of
Directors or Compensation Committee. Prior to the formation of the Compensation
Committee, the Board of Directors as a whole made decisions relating to the compensation of our executive officers.

STOCK OPTION PLANS

     Our currently active stock option plans include the 1999 Employee Stock
Option Plan (the "1999 Plan") and the 2001 Outside Director Option Plan (the
"2001 Plan").

     The 1999 Plan is intended to enhance our ability to provide individuals with awards and incentives commensurate with their contributions and compete with those offered by other employers, and to increase stockholder value by further aligning the interests of these individuals with the interests of our stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The 1999
Plan provides for the granting of options to purchase up to an aggregate of
1,100,000 shares of our authorized but unissued common stock to our officers, directors, employees, consultants and independent contractors.

     The 2001 Plan is intended to attract and retain the best available personnel for service as our outside directors, to provide additional incentive to our outside directors to serve as directors and to encourage their continued
service on the Board of Directors. The 2001 Plan provides for automatic and nondiscretionary grants of options and share grants to outside directors.
Specifically, on each date of our annual stockholders' meetings, each outside director who served as a member of the Board of Directors shall be automatically granted an option to purchase 4,500 shares of our common stock. The term of the option is for ten (10) years. The option is exercisable only while the outside director remains a member of the Board of Directors. Additionally, on April 30 and on each anniversary thereafter, each outside director who served as a member of the Board of Directors shall be automatically granted 4,500 shares of our common stock. The shares issued pursuant to a share grant vest fully and immediately upon issuance. The 2001 Plan provides for the granting or issuance of 250,000 shares of our authorized but unissued common stock.

                                       14

COMPENSATION OF DIRECTORS

     Non-employee directors each received 4,500 shares of our common stock and options to purchase 4,500 shares of common stock in 2003 under our 2001 Outside
Directors Stock Plan. We reimburse directors for their expenses of attending meetings of the Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Nevada Revised Statute, as amended, a director, officer, employee or agent of a Nevada corporation may be entitled to indemnification by the corporation under certain circumstances against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation.

     We are obligated under our Articles of Incorporation to indemnify any of our present or former directors who served at our request as a director, officer or member of another organization against expenses, judgments, fines and amounts paid in settlement of claims brought against them by a third person or by or in right of the corporation if such director acted in good faith or in a manner such director reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, if such director had no reason to believe his or her conduct was unlawful. However with respect to any action by or in the right of the Company, the Articles of
Incorporation prohibit indemnification in respect of any claim, issue or matter as to which such director is adjudged liable for negligence or misconduct in the performance of his or her duties to us, unless otherwise ordered by the relevant court. Our Articles of Incorporation also permit us to indemnify other persons except against gross negligence or willful misconduct.

     We are obligated under our bylaws to indemnify our directors, officers and other persons who have acted as our representatives at our request to the fullest extent permitted by applicable law as in effect from time to time, except for costs, expenses or payments in relation to any matter as to which such officer, director or representative is finally adjudged derelict in the performance of his or her duties, unless we have received an opinion from independent counsel that such person was not so derelict.

     Our indemnification obligations are broad enough to permit indemnification with respect to liabilities arising under the Securities Act. Insofar as we may otherwise be permitted to indemnify our directors, officers and controlling persons against liabilities arising under the Securities Act or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Nevada Revised Statute, as amended, also permits a corporation to limit the personal liability of its officers and directors for monetary damages resulting from a breach of their fiduciary duty to the corporation and its stockholders. Our Articles of Incorporation limit director liability to the maximum extent permitted by the Nevada Revised Statute, which permits limitation of director liability except (i) for a director's acts or omissions that involve intentional misconduct, fraud or a knowing violation of law and (ii) for a director's willful or grossly negligent violation of a Nevada statutory provision that imposes personal liability on directors for improper distributions to stockholders. As a result of the inclusion in our Articles of
Incorporation of this provision, our stockholders may be unable to recover monetary damages against directors as a result of their breach of their fiduciary duty to us and our stockholders. This provision does not, however, affect the availability of equitable remedies, such as injunctions or rescission based upon a breach of fiduciary duty by a director.

     We maintain a $5 million liability insurance policy for the benefit of our officers and directors.

                                       15

STOCK PRICE PERFORMANCE GRAPH

     Our common stock commenced trading on the Nasdaq Small Cap Market on
October 7, 1998 and on the Nasdaq National Market under the symbol "FDHG" on
August 3, 1999. Our symbol was changed to "MAJR" on May 2, 2001. Consequently, our common stock was transferred back to the Nasdaq SmallCap Market on January
2, 2003.

     The stock price performance graph below compares the cumulative total stockholder return on our common stock with the Total Return Index for Nasdaq
Stock Market U.S. Companies and the Nasdaq Non-Financial Index for the period commencing on December 31, 1997 and ending December 31, 2003. The graph assumes that $100.00 was invested in the common stock and in each index on December 31,
1997. The total return for the common stock and the indices used assumes the reinvestment of dividends, even though dividends have not been declared on the common stock. The information contained in the graph does not reflect present performance of our stock.

     The information contained in the performance graph shall not be deemed
"soliciting material" or to be "filed" with the Commission nor shall such information be deemed incorporated by reference into any future filing under the
Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG THE MAJOR AUTOMOTIVE COMPANIES, INC.,
     THE NASDAQ STOCK MARKET (U.S.) INDEX A, THE NASDAQ NEW-FINANCIAL INDEX

                                [GRAPH OMITTED]

                                       16

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     Audit Fees. All of the fees billed by our principal accountant, BDO
Seidman, LLP, in 2003 and 2002 were audit fees incurred in connection with our annual audit and reporting on Forms 10-K and for reviews in connection with our quarterly reporting on Forms 10-Q. The aggregate fees billed for such services were $314,434 and $513,334 in 2003 and 2002, respectively.

     Audit-Related Fees. There were no other audit-related services performed or fees billed by our principal accountant, BDO Seidman, LLP, in 2003 and 2002.

     Tax Fees. There were no tax services performed or fees billed by our principal accountant, BDO Seidman, LLP, in 2003 and 2002.

     All Other Fees. There were no other services performed or fees billed by our principal accountant, BDO Seidman, LLP, in 2003 and 2002.

     Pre-Approval Policies. Pursuant to the rules and regulations of the
Commission, before our independent accountant is engaged to render audit or non-audit services, the engagement must be approved by our Audit Committee or entered into pursuant to the Audit Committee's pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of our Audit
Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We have retained the accounting firm of Marcum & Kliegman LLP to provide certain accounting and tax services for us and our subsidiary, Major Fleet. In
2003, we were billed approximately $75,000 by Marcum & Kliegman LLP for its services. Mr. Weiner, one of our directors, is the Managing Partner of Marcum &
Kliegman LLP.

     The Bendells have interests in several non-affiliated auto dealerships, including Five Towns Nissan, Bronx Automotive Group, HB Automotive, Mitsubishi
of Hempstead and Major of Pennsylvania, for which we purchase cars and provide other services, and from which we buy vehicles. We charge a fee to offset any expenses incurred in providing our services. The volume of such transactions is immaterial to our operations, with such related-party sales aggregating approximately $5.3 million and such related-party purchases aggregating approximately $13.7 million in 2003. At December 31, 2003, these affiliated dealerships were indebted to us in an aggregate amount of approximately $2.1 million.

     On December 11, 2000, we issued to M&K Equities, Ltd., a New York corporation ("M&K"), which is an affiliate of Jeffrey Weiner, a member of our
Board of Directors, a senior subordinated secured promissory note in the principal amount of $2,000,000 in consideration for a $2,000,000 loan from M&K.
The note was initially due on December 11, 2002 (the "Maturity Date") at a rate per annum of ten percent (10%). The Maturity Date of the note has been extended until January 3, 2005. The total amount outstanding at December 31, 2003 was
$1,270,000. Interest under the note is payable in monthly installments with all outstanding principal and interest due on the Maturity Date. In order to induce
M&K to make the loan, we also agreed to grant a lien on and security interest in all of our assets, other than our technology assets, as collateral security for the due payment and performance of all indebtedness, liabilities and obligations under the note, which collateral is set forth in a security agreement, subject to prior senior liens. Mr. Weiner also received options under the 1999 Plan to purchase 50,000 shares of our common stock at an exercise price of

                                       17

$2.35. The fair value ascribed to the options was approximately $95,000, based on the Black-Scholes option-pricing model. Such amount was recorded as a deferred charge and as additional paid-in-capital of stockholders equity. The amount of the deferred charge has been fully amortized over the initial term of the note, with the Company having charged $47,500 to operations in each of the years 2002 and 2001.

     We purchase from and sell vehicles to Nawi Leasing, Inc., a company of which Steven Nawi is President. Mr. Nawi is a former member of our Board of
Directors. During the year 2003, there were no sales to Nawi Leasing, Inc. and purchases from Nawi Leasing, Inc. and its affiliates represented less than
$60,000.

     In connection with the acquisition of our Nissan dealership in Hempstead,
New York, we obtained an option to acquire that dealership's land and building from the landlord who held the lease on that property. We exercised our option, but were unable to obtain the financing necessary to effect the purchase. Since the lease expiration was concurrent with the required property acquisition date and we were unsuccessful in obtaining an extension of the lease term, it became imperative to the Nissan dealership's operations to maintain its presence at that location. In order to ensure continuity of the dealership's operations, in a transaction approved by our Board of Directors, the Bendells agreed to personally acquire the property through a company they formed and lease it back to us. The result of this transaction was to eliminate the capitalized lease of approximately $3.6 million and the related liability of $3.0 million that we had recorded in connection with this property. The difference of $637,000, the book value of the purchase option, was recorded as a long-term related party receivable, which is included in other non-current assets. We entered into a lease with the new landlord for five years with a five-year renewal option for approximately the same monthly rental we were previously paying. The receivable will be repaid, ratably, through monthly payments over the remaining term of the lease, together with related interest at a market rate. Based on the report of an independent appraiser, the purchase option was recorded at its fair value and the monthly rent is at a market rate.

     In unrelated transactions, in order to obtain floor plan financing at favorable rates, each of the Bendells has agreed to either guarantee certain of our floor plan debt or provide certain collateral in connection with our floor plan or other borrowings. Our Board of Directors agreed to obtain independent valuations the Credit Enhancements and pay each of the Bendells the fair value of his respective contributions. We engaged an independent valuation firm and received a preliminary valuation from such firm of $160,000 for the economic risk value of the Credit Enhancement. Accordingly, we accrued such amount as a liability in the third quarter of 2002. In the third quarter of 2003, our Board of Directors received additional indications that the value of the Credit
Enhancement may approximate $450,000. As such, we accrued an additional $290,000 in the third quarter of 2003. In March 2004, our Board of Directors concluded that the $450,000, as accrued, was the appropriate value of the Credit
Enhancement.

     Harold Bendell has acquired the right to an off premises storage facility that was previously leased by us, on a month-to-month basis, from an independent third party. Accordingly, we are leasing such space from Mr. Bendell for $15,000 per month, approximately the same monthly rental we were paying to the prior landlord.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership and changes in ownership with the
Commission. Officers, directors and greater than ten percent

                                       18

(10%) stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that all required reports have been filed timely during
2003.

ANNUAL REPORT

     All shareholders of record as of October 29, 2004 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form
10-K for the fiscal year ended December 31, 2003. The Form 10-K contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2003.

                                         By Order of the Company,

                                         /s/ Eric Keltz
                                         ---------------
                                         Eric Keltz
                                         Secretary

Dated: November 1, 2004

                                       19

                                    Exhibit A

                      CHARTER OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                     OF THE MAJOR AUTOMOTIVE COMPANIES, INC.

PURPOSE

The purpose of the Compensation Committee (the "Committee") of the Board of
Directors of The Major Automotive Companies, Inc. (the "Company") shall be as follows:

        1.   To discharge the responsibilities of the Board of Directors relating to the Company's compensation programs and compensation of the Company's Chief Executive Officer; and

        2.   To produce an annual report on executive compensation for inclusion in the Company's annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange
             Commission (the "SEC") and other regulatory bodies.

COMPOSITION

The Committee shall consist of three (3) or more members of the Board of
Directors, each of whom is determined by the Board of Directors to be
"independent" under the rules of the Nasdaq.

APPOINTMENT AND REMOVAL

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

CHAIRMAN

Unless a Chairman is elected by the full Board of Directors, the members of the
Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

DELEGATION TO SUBCOMMITTEES

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

MEETINGS

A majority of the Committee shall constitute a quorum. The Committee shall meet at least two (2) times annually, or more frequently as circumstances dictate.
The Chairman of the Committee or any member of the Committee may call meetings of the Committee.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the Chief Executive Officer and any other corporate officers, as it deems appropriate. However, the Committee should also meet from time to time without such officers present, and in all cases, such officers shall not be present at meetings at which their performance and compensation are being discussed and determined. All meetings of the Committee may be held telephonically.

                                       1

All non-management directors who are not members of the committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

DUTIES AND RESPONSIBILITIES

The Committee shall carry out the duties and responsibilities set forth below.
These functions should serve as a guide with the understanding that the
Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of
Directors, from time to time, related to the purposes of the Committee outlined in this Charter.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority to retain, without seeking Board approval outside counsel or other experts for this purpose, including the authority to approve the fees payable to such counsel or experts and any other terms of retention.

SETTING COMPENSATION FOR EXECUTIVE OFFICERS AND DIRECTORS

1.       Establish and review the overall compensation philosophy of the
         Company.

2.       Review and approve the Company's corporate goals and objectives relevant to Chief Executive Officer and other executive officers'
         compensation, including annual performance objectives.

3.       Evaluate the performance of the Chief Executive Officer in light of those goals and objectives and, based on such evaluation, review and approve the annual salary, bonus, stock options, and other benefits, direct and indirect, of the Chief Executive Officer.

4.       Evaluate the performance of other executive officers in light of those goals and objectives and, based on such evaluation, review and recommend to the Board of Directors the annual salary, bonus, stock options, and other benefits, direct and indirect, of other executive officers.

5.       In determining the long-term incentive component of compensation for the Chief Executive Officer and other executive officers, the Committee should consider the Company's performance and relative shareholder return, the value of similar incentive awards to Chief Executive
         Officers and other executive officers at comparable companies, and the awards give to the Company's Chief Executive Officer and other executive officers in past years. The Committee is not precluded from approving awards (with the ratification of the Board of Directors) as may be required to comply with applicable tax laws, such as Rule 162(m)
         of the Internal Revenue Code.

6.       In connection with executive compensation programs:

        (a)  Review and recommend to the full Board of Directors, or approve, new executive compensation programs;

        (b)  Review on a periodic basis the operations of the Company's executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

                                       2

        (c)  Establish and periodically review policies for the administration of executive compensation programs; and

        (d)  Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

7.       Establish and periodically review policies in the area of senior management perquisites.

8.       Consider policies and procedures pertaining to expense accounts of senior executives.

9.       Review and recommend to the full Board of Directors compensation of directors as well as director's and officer's indemnification and insurance matters.

10.      Review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, change-in-control, severance, or termination arrangements, and loans to employees made or guaranteed by the Company.

MONITORING INCENTIVE AND EQUITY-BASED COMPENSATION PLANS

11.      Review and make recommendations to the Board of Directors with respect to the Company's incentive-compensation plans and equity-based plans, and review the activities of the individuals responsible for administering those plans.

12.      Review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the Company's shareholders.

13.      Review and make recommendations to the full Board of Directors, or approve, all awards of shares or share options pursuant to the
         Company's equity-based plans.

14.      Monitor compliance by executives with the rules and guidelines of the
         Company's equity-based plans.

15.      Review and monitor employee pension, profit sharing, and benefit plans.

16.      Select, retain, and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a compensation consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

REPORTS

17.      Prepare an annual report on executive compensation for inclusion in the
         Company's proxy statement in accordance with applicable rules and regulations of the SEC and other applicable regulatory bodies.

18.      Report regularly to the Board of Directors with respect to matters that are relevant to the Committee's discharge of its responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

19.      Maintain minutes or other records of meetings and activities of the
         Committee.

                                       3

ANNUAL PERFORMANCE EVALUATION

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the
Committee with this Charter. In addition, the Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the
Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

                                       4

                                    Exhibit B

               AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                     OF THE MAJOR AUTOMOTIVE COMPANIES, INC.
I.       PURPOSE

The primary function of the Audit Committee (the "Committee") is to assist the
Board of Directors (the "Board") of The Major Automotive Companies, Inc. (the
"Company") in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

        o    Serve as an independent and objective party to monitor the
             Company's financial reporting process and internal control system.

        o    Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

        o    Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Committee shall be comprised of, at least, three directors, each of whose qualifications include independence and financial literacy, as determined under the Sarbanes-Oxley Act of 2002 (the "Act") and applicable rules of The Nasdaq
Stock Market ("Nasdaq") and the Securities and Exchange Commission ("SEC"), as
such requirements may be modified or supplemented from time to time. At least one member of the Committee must be an "audit committee financial expert" and have "financial sophistication" under the requirements of the Act and the applicable rules of the SEC and Nasdaq. Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. No member of the Committee shall receive any compensation other than director's fees for service as a director of the Company, including reasonable compensation for serving on committees of the Board and regular benefits received by directors generally. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

III. MEETINGS AND REPORTS

The Committee shall meet at least four times annually, and more frequently, if circumstances dictate. The Committee may request any officer or employee of the
Company or the Company's outside legal counsel

                                        1

or outside auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately. The Committee shall report regularly to the Board. Such report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated to make such report.

IV.      RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

DOCUMENTS/REPORTS REVIEW

1.    Periodically, and at least annually, (a) review and update (as conditions dictate) this Charter and (b) review the performance of the Committee.

2.    Review the Company's annual and quarterly financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.    Review the regular internal reports to management prepared by the accounting department and/or the internal auditing department and management's response, if any.

4.    Review and discuss with financial management and the independent accountants the annual audited financial statements and quarterly financial statements prior to the release of earnings and the filing of
      Reports on Forms 10-K, 10-Q or 8-K, as the case may be. The Chairman of the Committee may represent the entire Committee for purposes of this review, so long as appropriate reports are presented to the full Committee at a later time.

INDEPENDENT ACCOUNTANTS

5.    Have sole authority for the appointment, compensation, retention and oversight of the work of the Company's independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting). The Company's independent auditors will report directly to the Committee.

6.    Annually review and approve the proposed scope of each fiscal year's internal and outside audit at the beginning of each new fiscal year.

7.    Pre-approve all auditing services and permissible non-audit services to be provided to the Company by the Company's independent auditors, except for
      "prohibited non-auditing services" and "de minimus services" as specified in the Act and applicable rules of the SEC. The Committee has the sole authority to make these approvals, although such approval may be delegated to any Committee member so long as the approval is presented to the full
      Committee at a later time.

8.    Review and approve the fees to be paid to the Company's independent auditors, and otherwise be responsible for the compensation of such auditors. In such regard, the Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company's responsibility to do so.

9.    On an annual basis, review and discuss with the accountants all significant relationships the

                                       2

      accountants have with the Company to determine the accountants'
      independence.

10.   Review the performance of the independent accountants and approve any discharge of the independent accountants when circumstances warrant.

11.   Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the
      Company's financial statements.

FINANCIAL REPORTING PROCESSES

12. Have direct oversight authority over the accounting, reporting and internal audit functions. 13. In consultation with the independent accountants and the internal accountants and auditors, review the integrity of the Company's financial reporting processes, both internal and external.

14.   Consider the  independent  accountants'  judgments  about the quality and appropriateness  of the  Company's accounting principles as applied in its financial reporting.

15.   Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal accounting and auditing departments, if any.

16.   Provide any recommendations, certifications and reports that may be required by the SEC or Nasdaq, including the report of the Committee that must be included in the Company's annual proxy statement.

17.   Discuss with management the type of presentation and type of information to be included in the Company's earnings press releases and the financial information and earnings guidance provided to analysts and rating agencies.

PROCESS IMPROVEMENT

18.   Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants, internal accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

19.   Following completion of the annual audit, review separately with each of management, the independent accountants, internal accounting department and the internal auditing department, if any, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

20.   Review any significant disagreement among management and the independent accountants or the internal accounting department or the internal auditing department in connection with the preparation of the financial statements.

21.   Review with the independent accountants, internal accounting department, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

22.   Maintain procedures for the receipt, retention and treatment of complaints received by the Company

                                       3

      regarding financial statements, disclosures, accounting, internal controls, or auditing matters, and the confidential, anonymous submission by employees and agents of the Company regarding the same and disseminate such open communication policy to all employees and relevant agents

RETENTION OF ADVISORS

23.   The Committee will have the authority to retain special legal, accounting, or other consultants to advise the Committee. The Committee will determine, in its capacity as a committee of the Board, the appropriate funding necessary to compensate any advisors to the Committee, and will work with the Board as a whole to ensure that such funds are provided pursuant to the Company's responsibility to do so.

ETHICAL AND LEGAL COMPLIANCE

24.   Review management's monitoring of the adequacy of financial reporting controls, and review whether management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

25.   Review activities, Company structure, and qualifications of the internal accounting department and the internal audit department.

26.   Discuss with outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

27.   Perform any other activities consistent with this Charter, the Company's
      By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                       4

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      THE MAJOR AUTOMOTIVE COMPANIES, INC.

            PROXY - Annual Meeting of Shareholders, December 17, 2004

     The undersigned, a shareholder of The Major Automotive Companies, Inc., a
Nevada corporation (the "Company"), does hereby constitute and appoint Bruce
Bendell, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Shareholders of the
Company to be held at the Long Island Marriott, 101 James Doolittle Boulevard,
Uniondale, NY 11553, on December17, 2004 at 2:00 p.m., local time, or at any adjournment or adjournments thereof.

     The undersigned hereby instructs said proxies or their substitutes as set forth below.

1.       ELECTION OF DIRECTORS:

         To elect two Class I Directors for terms ending in 2007

         Nominees:     Bruce Bendell
                       Alan A. Pearson

         [ ]FOR               [ ]TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

         [ ]TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
            PRINT NAMES(S) BELOW:

         ----------------------------------------------------------

2.       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:

         To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

         [ ]FOR                 [ ]AGAINST                 [ ]ABSTAIN

         ----------------------------------------------------------

3.       DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting.

     The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual
Meeting and Proxy Statement, both dated November 1, 2004, and a copy of the
Company's Annual Report.

                    Please mark, date, sign and mail this proxy in the envelope provided for this purpose.

                    Dated:                             , 2004
                          -----------------------------

                    ---------------------------------- (L.S.)

                    ---------------------------------- (L.S.)
                    Signature(s)

                    NOTE: Please sign exactly as your name or names appear
                    hereon. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a
                    corporation, it should be signed with full corporate name by a duly authorized officers.

             PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY.